UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  January 22, 2013

Heron Lake BioEnergy, LLC

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-51825	41-2002393
(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue Heron Lake, MN	56137-1375
(Address Of Principal Executive Offices)	(Zip Code)

(507) 793-0077

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 through 6 are not applicable and therefore omitted.

ITEM 1.01            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Guardian Asset Sale Transaction

On January 22, 2013, Heron Lake BioEnergy, LLC (the “Company) entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Guardian Energy Heron Lake, LLC, a Delaware limited liability company (“Guardian”).  Guardian is the wholly owned subsidiary of Guardian Energy Heron Lake Holdings, LLC, which is owned by four Midwest ethanol plants: Al-Corn Clean Fuel Cooperative (Claremont, MN), Chippewa Valley Ethanol Company (Benson, MN), Heartland Corn Products (Winthrop, MN), and KAAPA Ethanol LLC (Minden, NE).

Pursuant to the Asset Purchase Agreement, the Company will sell to Guardian substantially all of its assets and Guardian will assume certain of the Company’s liabilities (the “Transaction”).  Under the Asset Purchase Agreement, the Acquired Assets specifically excludes the Company’s subsidiary, Lakefield Farmers Elevator, LLC, and the assets or business owned by Lakefield Farmers Elevator.  Pursuant to an asset purchase agreement with FCA Co-op dated as of January 3, 2013, the Company has agreed to sell all the assets of Lakefield Farmers Elevator, LLC to FCA Co-op for approximately $3,750,000 in cash.  Guardian is not affiliated with FCA Co-op.

The purchase price for the Acquired Assets is $55 million, payable in cash, plus the value of the Company’s net working capital at closing, less the amount the Company owes as of the closing date under certain debt obligations to be assumed by Guardian.  The Company expects the value of its net working capital to be approximately $1.5 million at closing and the aggregate amount of debt to be assumed by Guardian at closing will be approximately $4.4 million, which amount will reduce the purchase price paid at closing.

At closing, Guardian will pay $51 million to the Company, plus an estimated net working capital payment, less the amount owed by the Company under debt obligations assumed by Guardian.  Guardian will also deposit $4 million into an escrow account to fund certain required repairs to the boiler system at the Company’s facility, if necessary, and satisfaction of the Company’s indemnification obligations under the Asset Purchase Agreement, if necessary.  Immediately following inspections and if required, completion of repairs to the facility’s boiler system pursuant to the procedures outlined in the Asset Purchase Agreement, $2.0 million, less the costs of any repairs to the facility’s boiler system identified in such inspections, will be released from the escrow account and paid to the Company. The escrow will terminate and the remaining balance of the escrow funds will be released on December 15, 2013.

Following the closing, the Company’s net working capital as of the closing date will be calculated and Guardian will pay the Company a post-closing adjustment amount in cash if the Company’s net working capital as of the closing date exceeds the estimated net working capital payment made at closing.  The Company will pay Guardian a post-closing adjustment amount in cash if the Company’s net working capital as of the closing date is less than the estimated net working capital payment made at closing.

Prior to or at the time of closing, the Company must satisfy in full or terminate all of the Company’s debt (other than trade accounts payable and liabilities and debt to be assumed by Guardian), all fees and expenses owing by the Company in connection with the transaction, and all liens (other than permitted liens) against the Company’s business or any of the assets to be acquired by Guardian.

The Asset Purchase Agreement contains a number of customary representations and warranties by each party to the other, as well as covenants by each party, including (i) covenants generally requiring the Company to conduct its business prior to the closing of the Transaction in the ordinary course consistent with past practice; (ii) covenants restricting the solicitation of competing proposals from a third-party for an alternative transaction; and (iii) covenants relating to obtaining the required approval of the Company’s members.

The representations, warranties, and covenants of the Company contained in the Asset Purchase Agreement have been made solely for the benefit of the parties to the Asset Purchase Agreement. The Company’s members are not third-party beneficiaries under the Asset Purchase Agreement.  Further, the representations and warranties of the Company in the Asset Purchase Agreement (a) have been made only for purposes of the Asset Purchase Agreement; (b) may be qualified by disclosures made to Guardian in connection with the Asset Purchase Agreement; and (c) are subject to materiality qualifications contained in the Asset Purchase Agreement which may differ from what may be viewed as material by the Company’s members.

The Asset Purchase Agreement contains conditions precedent to the obligations of each party to complete the Transaction (each of which may be waived by the other party at or before closing).  These conditions include, but are not limited to, the receipt by Guardian of certain governmental licenses, permits and approvals; the receipt by the Company of certain third-party consents; the absence of a material adverse effect; an amendment to the Company’s marketing agreement with Gavilon, LLC and an agreement between Gavilon, LLC and Guardian for the purchase of grain, ethanol and distiller’s grains inventory on site at the facility as of the closing date and for the purchase of to arrive grain contracts for the facility; and the approval of the Company’s members relating to the Transaction.

Each of the Company and Guardian has certain rights to terminate the Asset Purchase Agreement. Upon the termination of the Asset Purchase Agreement by the Company in order to pursue an alternative transaction that the Company’s Board of Governors determines is a “Superior Proposal,” the Company must pay Guardian a break-up fee of $2.0 million.

On January 22, 2013, an independent financial management and advisory firm delivered its opinion to the Board of Governors of the Company as to the fairness to the Company, from a financial point of view, of the consideration to be paid to the Company pursuant to the Asset Purchase Agreement.  The Company will provide a detailed discussion of this fairness opinion in the proxy statement that the Company will file with the Securities and Exchange Commission (“SEC”) with respect to the Transaction.

The Company’s Board of Governors, taking into account the fairness opinion received from the financial management and advisory firm, unanimously approved and authorized the Asset Purchase Agreement and the Transaction.

The Company expects to close the Transaction on or before March 1, 2013, or as soon as practicable following satisfaction or waiver of all closing conditions specified in the Agreement.  In this respect, the Company will be taking steps to call a Special Meeting of Members to allow the Company’s members to consider and vote on the approval of the Transaction.

Proposed Dissolution of the Company; Distributions to Unit Holders

The Board of Governors has determined that the Company should be dissolved and liquidated completely after the consummation of the Transaction.  In this respect, the Board of Governors approved a Plan of Liquidation and Dissolution (the “Plan of Dissolution”) on January 22, 2013.  The Plan of Dissolution is conditioned on the consummation of the Transaction and obtaining approval of the Plan of Dissolution by the Company’s members at the Special Meeting of Members to approve the Transaction.

Assuming that the Plan of Dissolution is approved by members and that the Transaction is closed, the Plan of Dissolution will become effective upon closing of the Transaction.  Under these circumstances, the liquidation and dissolution of the Company will commence with the closing of the Transaction.  The Company will cease to do business and will not engage in any business activities except for the purpose of liquidating the Company’s remaining assets, paying any debts and obligations, distributing the remaining assets to unit holders, and doing other acts required to liquidate and wind up its business and affairs. Following the effectiveness of the Plan of Dissolution, the Company will file a Notice of Dissolution with the Minnesota Secretary of State evidencing its intent to dissolve after the winding up of its business and liquidation is complete.

The Company plans to make an initial distribution to unit holders of cash received from the closing of the Transaction and the Company’s other cash on hand at that time, subject to a contingency reserve for remaining costs and liabilities, within 30 days after the filing of a Notice of Dissolution with the Minnesota Secretary of State.  Following this initial distribution, the Company may make further distributions to unit holders. The amount and timing of the distributions to unit holders will be determined by the Board of Governors in its discretion, subject to the provisions of the Plan of Dissolution and timing and amount of funds received during the course of the Company’s liquidation.  The Company expects that it will complete winding up and liquidation activities following the termination of the escrow established under the Asset Purchase Agreement, which is when the Company expects to make a final distribution to unit holders.

The foregoing description of the Plan of Dissolution does not purport to be a complete description of all of the provisions of the Plan of Dissolution and is qualified in its entirety by reference to the full text of the Plan of Dissolution, a copy of which will be attached as an exhibit to the Company’s next Annual Report on Form 10-K for the period ending October 31, 2012.

Approval of Members

Members of the Company will be asked to consider and vote upon two proposals at a Special Meeting of Members: first, to approve the Company’s sale of substantially all of its assets to Guardian pursuant to the Asset Purchase Agreement; and second, to approve the Plan of

Dissolution.  Each proposal requires the affirmative vote of members holding at least a majority of the units outstanding held by all members.  The Plan of Dissolution is contingent upon approval of the Asset Purchase Agreement.  If the Company’s members do not approve the Asset Purchase Agreement, the Plan of Dissolution will not be implemented.  However, the sale of substantially all of the Company’s assets to Guardian pursuant to the Asset Purchase Agreement is not conditioned upon the members approving the Plan of Dissolution.

Our governors and executive officers, together with their respective affiliates, currently own and will be entitled to vote a total of 17,305,720 Units or approximately 44.8% of the Company’s Units currently outstanding.  Included in this number are 16,005,949 Units held by Project Viking, LLC, the company owned by Ron and Diane Fagen, and which is entitled to appoint four governors to our nine person Board.  Steve Core, Nick Bowdish and Kenton Johnson currently serve on our Board as the appointed governors of Project Viking.  Each of these individuals has advised us that he intends to vote all of the Units owned or controlled by him in favor of the asset sale transaction and the plan of dissolution.

Information About the Asset Purchase Agreement

The Asset Purchase Agreement will be attached as an exhibit to the preliminary proxy statement filed by the Company with the SEC only to provide members with information regarding the terms and conditions of the Asset Purchase Agreement, and not to provide members with any other factual information regarding the Company or its subsidiaries, or their business or operations.  The Company’s members should not rely on the representations and warranties in the Asset Purchase Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries.  Information concerning the subject matter of the representations and warranties in the Asset Purchase Agreement may change after the date of the Asset Purchase Agreement, and such subsequent information may or may not be fully reflected in the Company’s public disclosures or periodic reports filed with the SEC.  The Asset Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company and its subsidiaries, and their businesses and operations, that is or will be contained in, or incorporated by reference into, the Company’s Forms 10-K, Forms 10-Q, proxy statements, and other documents that the Company files with or furnishes to the SEC.

The description of the Asset Purchase Agreement in this Current Report does not purport to be a complete description of all of the terms and conditions of the Asset Purchase Agreement, is subject to and qualified in its entirety by reference to the Asset Purchase Agreement, which will be attached as an exhibit to the Company’s next Annual Report on Form 10-K for the period ending October 31, 2012, and should also be read in connection with other information regarding the Company that is, or will be, contained in or incorporated into the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other documents the Company files with the SEC.

Important Information Regarding the Transaction and Plan of Dissolution

The Company will file with the SEC a proxy statement containing information about the Transaction and the Plan of Dissolution.  THE COMPANY’S MEMBERS AND UNIT

HOLDERS ARE ADVISED TO READ THE COMPANY’S PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE, AND ANY OTHER DOCUMENTS THAT THE COMPANY FILES WITH THE SEC, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, GUARDIAN, THE TRANSACTION, AND THE COMPANY’S DISSOLUTION AND RELATED TRANSACTIONS.

Members and unit holders may obtain a copy of the proxy statement when it becomes available, as well as other documents filed by the Company with the SEC, by visiting the Company’s website at www.heronlakebioenergy.com.  Copies of the proxy statement, when it becomes available, and the Company’s other filings with the SEC may also be obtained from the Company by writing to the Corporate Secretary, Heron Lake BioEnergy, LLC, 91246 390th Avenue, Heron Lake, Minnesota 56137, or by calling the Corporate Secretary at (507) 793-0077.

Participants in the Solicitation

The Company and its governors, executive officers and other members of its management may be deemed to be soliciting proxies from the Company’s members in favor of the Transaction and the Plan of Dissolution. Members and unit holders may obtain more detailed information regarding the direct and indirect interests in the Transaction and the Plan of Dissolution of persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s members and unit holders in connection with the Transaction and the Plan of Dissolution by reading the preliminary and definitive proxy statements regarding the Transaction and the Plan of Dissolution, which will be filed with the SEC. Information about the Company’s directors and executive officers may be found in the Company’s definitive proxy statement filed with the SEC on February 28, 2012, as well as Current Reports on Form 8-K dated November 12, 2012 and November 26, 2012. These documents will be available free of charge once available at the SEC’s web site at www.sec.gov or by directing a request to the Company as described above.

AgStar Forbearance Agreement

On January 22, 2013, the Company entered into an Amended and Restated Forbearance Agreement (the “Forbearance Agreement”) with AgStar Financial Services, PCA (“AgStar”) that provides for a forbearance period until February 28, 2013 relating to certain covenant defaults and required monthly principal installment payments.  The Company and AgStar previously entered into a Forbearance Agreement dated December 21, 2012.

The Company is indebted to AgStar under an Amended and Restated Term Note dated September 1, 2011, in the principal amount of $40,000,000 (the “Term Note”), and an Amended and Restated Term Revolving Note dated September 1, 2011, in the principal amount of $8,008,689 (the “Revolving Note,” and together with the Term Note, the “Notes”).  The Company’s obligations to AgStar are further evidenced by a Fifth Amended and Restated Master Loan Agreement dated September 1, 2011, (the “MLA”).  The loans extended to the Company and evidenced by the Notes (the “Loans”) were made by AgStar to the Company for the purpose of constructing and operating an ethanol production facility in Heron Lake, Minnesota (the “Project”).

As of December 1, 2012, the outstanding principal balance of the indebtedness evidenced by the Notes was approximately $36.3 million for the Term Note ($18.1 million for the variable interest rate portion and $18.2 million for the fixed interest rate portion) and approximately $4.2 million for the Revolving Note.  Interest continues to accrue on the Notes at the Default Rate of interest set forth in the MLA and the Notes.

As collateral for the Notes, the Company has granted to AgStar (among other things):

•                  a lien on certain of the Company’s real property under a Fifth Amended and Restated Mortgage, Security Agreement and Assignment of Rents and Leases dated September 20, 2011 (the “Mortgage”);

•                  security interests in all of the Company’s assets pursuant to the provisions of a Security Agreement dated September 29, 2005 (the “Security Agreement”);

•                  collateral assignments of all material contracts related to the Project, including, without limitation, construction agreements, ethanol and distillers grains marketing agreements, grain procurement contracts  and coal supply and transport agreements (collectively, the “Assignments”); and

•                  unconditional continuing guarantees from Lakefield Farmers Elevator, LLC and HLBE Pipeline Company, LLC (as amended and restated from time to time, the “Guarantees”).

The MLA, Notes, Mortgage, Security Agreement, Assignments, Guarantees and all other documents evidencing the obligations of the Company under the Loans are collectively referred to as the “Loan Documents.”

The Company did not make the required monthly installment of principal required by the Notes on December 1, 2012 and January 1, 2013 and will not make the required monthly installment of principal required by the Notes on February 1, 2013.  The Company also was in default of certain financial covenants under the MLA.  On account of such defaults, AgStar had the right to declare the Notes fully and immediately due and payable without defense or right of setoff prior to entry into the Forbearance Agreement.  In addition, AgStar is entitled to collect the late charges set forth in the MLA and the Notes, and to recover from the Company its costs and expenses, including reasonable attorney fees incurred in connection with the negotiation and execution of the Forbearance Agreement.

On January 3, 2013, the Company entered into an Asset Purchase Agreement, as the sole member of Lakefield Farmers Elevator, LLC, under which it has proposed to sell substantially all of the real property and personal property of Lakefield Farmers Elevator used in connection with the operation of its grain storage and handling facilities to FCA Co-op (the “Elevator APA”).

Under the Forbearance Agreement, AgStar agreed to forbear from exercising its legal and contractual rights and remedies provided in the Loan Documents and by applicable law, including, but not limited to, the right to foreclose the real estate mortgages and security agreements and to obtain the appointment of a receiver pursuant to applicable law, until February 28, 2013 (the “Forbearance Period”) in order to permit the Company to close on the transactions contemplated by the Asset Purchase Agreement dated January 22, 2013 between the Company and Guardian (the “Ethanol Plant APA”) and the Elevator APA.  In exchange for this forbearance, the Company agreed to use its best commercial efforts to close on the sale of substantially all of its assets pursuant to the terms of the Ethanol Plant APA and the Elevator APA and use the proceeds received upon the closing of the transactions contemplated under the Elevator APA and the Ethanol Plant APA, in the following order:

i.                  first, to pay the costs associated with the closing of such transactions;

ii.               second, to pay the costs, fees and expenses incurred by, or due to AgStar under or related to the Forbearance Agreement;

iii.            third, to pay all late charges and other costs, fees and expenses due under the MLA, Notes and other Loan Documents; and

iv.           finally to repay the outstanding principal balance and accrued interest under the Notes, in such order and manner as AgStar shall determine in its sole and absolute discretion.

The parties also agreed in the Forbearance Agreement that Interest shall continue to accrue on the unpaid principal balance of the Notes at the rates provided in the Loan Documents (including, as applicable, interest at the Default Rate specified in the Loan Documents) and, prior to closing on the transactions contemplated by the Ethanol Plant APA and the Elevator APA, the Company shall pay to AgStar all regularly scheduled periodic payments of interest required under the MLA and Notes on each Monthly Payment Date.  Additionally, advances under the Revolving Note may only be advanced to the Company for the purpose of funding normal operating expenses pending the closing of the transactions contemplated by the Ethanol Plant APA and Elevator APA, including the payment of interest to AgStar in accordance with the Forbearance Agreement.  Such advances may not exceed $1,750,000.  Any request for advances on the Revolving Note are subject to the terms and conditions set forth in the MLA and no advances will be made by AgStar after February 28, 2013.

Upon the occurrence of any one or more of the following Events of Default under the Forbearance Agreement, the entire unpaid balance of the Loans, including all unpaid principal, accrued interest, default charges and costs and expenses incurred by AgStar in connection with the Loans, shall be immediately due and payable by the Company and AgStar may, in its sole discretion, and without further demand or notice to the Company, protect and enforce all of its legal, contractual and equitable rights and remedies under the Loan Documents and the Forbearance Agreement.  For purposes of the Forbearance Agreement, Event of Default means:

•                  any Event of Default under the Loan Documents first occurring after January 22, 2013 (excluding Events of Default relating to the matters expressly set forth in the Forbearance Agreement);

•                  the Company’s failure to pay, when due, any amounts required to be paid under the Forbearance Agreement, including any amounts owed on the expiration of the Forbearance Period, provided that failure to make the required monthly installment of principal required by the Notes on February 1, 2013 shall not constitute a payment default;

•                  the Company’s failure to observe or perform any covenant, condition, or agreement to be observed or performed under the Forbearance Agreement for a period of five (5) Business Days after written notice, specifying such default and requesting that it be remedied, provided however that no Event of Default shall be deemed to exist if, within said five (5) day period, the Company has commenced appropriate action to remedy such failure and shall diligently and continuously pursue such action until such cure is completed, unless such cure is or cannot be completed within thirty (30) days after written notice shall have been given;

•                  the Company’s failure to close on the transaction contemplated by the Elevator APA on or before February 28, 2013;

•                  the Company’s failure to close on the transaction contemplated by the Ethanol Plant APA on or before March 1, 2013;

•                  the Company’s filing of a petition in bankruptcy or for reorganization or for an arrangement pursuant to any present or future state or federal bankruptcy law or under any similar federal or state law, or the Company having an order for relief pursuant to 11 U.S.C. § 303 entered in any such proceeding brought by any other creditor, or making a general assignment for the benefit of their creditors;

•                  the commencement of foreclosure or other proceeding to obtain possession of the Real Property and/or the Collateral, whether by judicial proceeding, self-help, repossession, garnishment, execution or any other method, by any creditor of the Company; and

•                  the Company’s failure to deliver to AgStar on each Friday during the term of the Forbearance Agreement: (i) weekly financial and operating reports, including without limitation its statements of cash flows and income statements, (ii) a weekly budget forecast for the operation of the Project, and (iii) such other reports relating to the financial condition or operation of the Project, in each case in a form and substance acceptable to AgStar in its sole discretion.

The Company may not make any Distributions prior to the closing of the transactions contemplated by the Ethanol Plant APA and the Elevator APA.  In connection with the Forbearance Agreement, the Company paid a forbearance fee of $10,000, plus all other costs and expenses incurred by AgStar in connection with the preparation, negotiation and execution of the Forbearance Agreement, including, without limitation, reasonable attorneys’ fees.

The foregoing summary of the Forbearance Agreement does not purport to be a complete description of all of the terms and conditions of the Forbearance Agreement and is subject to and qualified in its entirety by reference to the Forbearance Agreement, which will be attached as an exhibit to the Company’s next Annual Report on Form 10-K for the period ending October 31, 2012.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations about future events. These statements are not guarantees of future events and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual events may differ materially from what is expressed in such forward-looking statements due to numerous factors. Risks include, but are not limited to: the inability to obtain all required consents and approvals, including member approval of the Transaction and the Plan of Dissolution, the conditions to the closing of the Transaction may not be satisfied, tax laws may be changed, the Company may be unable to liquidate its remaining assets, the Transaction may involve unexpected costs, liabilities, and/or delays, the occurrence of any event, change, or other circumstance that could give rise to the termination of the Asset Purchase Agreement, risks that the Transaction disrupts current plans and operations and the potential difficulties in maintaining relationships with employees, customers and other business partners, other risks to consummate the Transaction, including the risk that the Transaction will not be consummated within the expected time frame or at all, the ability to dissolve the Company, and the risks associated with the ethanol industry in general.  Further information and risks regarding factors that could affect the Company’s business, operations, financial results or financial positions are discussed from time to time in the Company’s SEC filings and reports, and will be discussed in the proxy statement that the Company will provide to members.  The Company’s members and unit holders are urged to consider these risks, uncertainties, and factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those in the forward-looking statements.   The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 7.01            REGULATION FD DISCLOSURE.

On January 23, 2013, the Company and Guardian issued a joint press release announcing entry into the APA, as described in Item 1.01 of this Current Report on Form 8-K.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information presented in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 is not deemed “filed” for purposes of Section 18 of the Exchange Act, nor will it be deemed incorporated by reference in any filing under either the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act or the Exchange Act.

ITEM 8.01            OTHER EVENTS.

The disclosure set forth under the heading “Proposed Dissolution of the Company; Distributions to Unit Holders” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

ITEM 9.01            FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No	Exhibits
99.1	Joint press release of Heron Lake BioEnergy, LLC and Guardian Energy Heron Lake, LLC dated January 23, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON LAKE BIOENERGY, LLC

By:	/s/ Robert J. Ferguson
Robert J. Ferguson
Chief Executive Officer

Date:      January 23, 2013